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                                                                    EXHIBIT 10.3

                      AMENDMENT TO LETTER OF UNDERSTANDING

This Amendment to Letter of Understanding is entered into effective ________, 1999 between Gus Constantin for ReSource Phoenix, Inc. and Bryant J. Tong.

WHEREAS, the parties entered into that certain Letter of Understanding and Summary of Discussions dated June 1, 1998 ("Agreement").

WHEREAS, the parties now wish to amend the Agreement.

NOW, THEREFORE, the parties agree as follows:

A new Section 9 is added to the end of the Agreement to read as follows:

        9. In the event of an initial public offering ("IPO") of the stock of ReSource/Phoenix, Inc. ("Company") and the issuance of stock options to me, the following changes to this Letter of Understanding and Summary of Discussions will take effect:

        a.     Section 1 is replaced in its entirety with the following:

               1. BASE COMPENSATION. My base compensation will be $275,000 per year plus current benefits. I will also receive a car allowance of $650 per month. I will not be included in the corporate bonus pool used for the general Phoenix staff. The base compensation, benefits and car allowance may be changed as the Company agrees from time to time.

        b.     Section 2 is replaced in its entirety with the following:

               2. BONUS COMPENSATION. Until the Company first achieves positive net income before taxes ("Net Income") for a fiscal year of at least $3,000,000, my annual bonus will be calculated using the methods described in Section (A) below. After the Company first achieves Net Income for a fiscal year of at least $3,000,000, my bonus thereafter will be calculated solely using the methods described in Section (B) below. The Bonus will be calculated and will be payable in a lump sum as soon after the end of each fiscal year that the Company's financial figures are available. All accounting terms herein shall have the meanings ascribed to them by generally accepted accounting principles.

                      (A) BONUS BEFORE COMPANY FIRST ACHIEVES $3 MILLION NET INCOME. Only until the Company first achieves Net Income for a fiscal year of at least $3,000,000, my bonus will be the sum of X and Z below:

                             (i) X equals 60% of my then current base compensation multiplied by the percentage shown in the table below opposite the Company's actual revenue for the fiscal year, expressed as a percentage of projected revenue set forth in the Company's then current published business plan ("Plan").

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

                             Actual Revenue                      Percentage
                             --------------                      ----------
                             Below Plan                          0
                             100% to 109+% of Plan               16.77
                             110% to 119+% of Plan               33.33
                             120% to 129+% of Plan               50
                             130% to 139+% of Plan               66.66
                             140% to 149+% of Plan               83.33
                             150% or greater of Plan             100

                             (ii) Z equals 40% of my then current base compensation multiplied by the percentage shown in the table below opposite the Company's actual expenses for the year, expressed as a percentage of projected expenses set forth in the Company's Plan.

                             Actual Expenses                     Percentage
                             ---------------                     ----------
                             Above Plan                          0
                             91% to 100% of Plan                 25
                             81% to 90+% of Plan                 50
                             71% to 80+% of Plan                 75
                             70% or less of Plan                 100


                             (iii) Notwithstanding anything to the contrary contained in this Section 2(A), I will not receive a bonus based on either revenue or expenses if actual revenues are below Plan OR if actual expenses are above Plan. In such event, the Company's Board of Directors, in its sole and absolute discretion, may award me a bonus based on other factors and circumstances.

                             (iv) For example, if my base compensation is $275,000 and the Company's Plan provides for revenues of $2,000,000, expenses of $1,000,000 leaving Net Income of $1,000,000, and in actuality:

                                    (a) revenues were $2,500,000 (125% of Plan) and expenses were $800,000 (80% of Plan), then my bonus will be $165,000.

                                    (b) revenues were $1,000,000 (50% of Plan) and expenses were $500,000 (50% of Plan), then I will not receive a bonus.

                                    (c) revenues were $3,200,000 (160% of Plan) and expenses were $500,00 (50% of Plan), then my bonus will be $275,000.

                                    (d) revenues were $2,750,000 (138% of Plan) and expenses were $1,250,000 (125% of Plan), then I will not receive a bonus.

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                      (B) BONUS AFTER COMPANY FIRST ACHIEVES $3 MILLION NET
                      INCOME. Commencing with the first fiscal year that the Company has Net Income of at least $3,000,000 and continuing for each fiscal year thereafter, regardless of the Company's Net Income, my bonus will be the sum of the amounts resulting from multiplying each increment of Net Income by the percentage shown opposite such Net Income increment in the table below.


                      Company Net Income before Taxes                Percentage
                      -------------------------------                ----------
                      $0 to $2,000,000                               5%
                      $2,000,001 to $4,000,000                       4%
                      $4,000,001 to $6,000,000                       3%
                      $6,000,001 to $8,000,000                       2%
                      $8,000,001 and above                           1%

                      For example, if the Company's Net Income was $6,000,000 then my bonus will be 5% of the first $2,000,000 plus 4% of the next $2,000,000 plus 3% of the next $2,000,000, or $240,000.

        c.     Section 3 is replaced in its entirety with the following:

               3. TERMINATION. If my employment with the Company terminates for any reason, I will receive a prorata portion of my bonus through the termination date plus a one time termination payment equal to my then current base compensation.

        d.     Sections 4, 5, 6, 7 and 8 are deleted.

        e. The 3 year term of the Letter of Understanding with annual renewals will continue except as changed herein.

                                            ReSource/Phoenix, Inc.

/s/ BRYANT J. TONG                          /s/ GUS CONSTANTIN
----------------------------                ------------------------------------
Bryant J. Tong                              Gus Constantin


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